UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 30, 2010, The Princeton Review, Inc. (the “Company”) issued 2,049,309 shares of the Company’s common stock to Alta Colleges, Inc. (“Alta”) in full satisfaction of its obligation to pay Alta $4,352,733, the remaining additional consideration owed to Alta in connection with the Company’s acquisition of Test Services, Inc. pursuant to the Agreement and Plan of Merger, dated as of February 21, 2008, by and among the Company, TPR/TSI Merger Company, Inc., Alta and Test Services, Inc. (the “2008 Alta Agreement”), as amended on March 31, 2010 pursuant to a Letter Agreement between the Company and Alta (the “Letter Agreement”). The common stock was issued to an accredited investor pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The 2008 Alta Agreement is attached as Exhibit 10.1 to the Company’s Current Report on form 8-K filed with the Securities and Exchange Commission on February 22, 2008, and the Letter Agreement is attached as Exhibit 10.1 to the Company’s Current Report on form 8-K filed with the Securities and Exchange Commission on April 2, 2010, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: September 2, 2010
/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

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